                                                                      EXHIBIT 99

                McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                       SUPPLEMENTARY FINANCIAL INFORMATION
            PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                        Nine-Month
                                                       Period Ending
                                                       December 31,
                                                          1999
                                                          ----
                                                       (Unaudited)
                                                      (In thousands)
     ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
     INVESTEES AT EQUITY
     Head Office (Parent Company)                      $ 1,727,139
     Subsidiaries and Affiliates                                --
     Eliminations/Other                                 (1,663,533)
                                                       -----------
       McDERMOTT INTERNATIONAL, INC                    $    63,606
                                                       ===========

RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES
     PAYABLE TO SUBSIDIARIES
     Head Office (Parent Company)                      $ 1,207,038
     Eliminations/Other                                 (1,207,038)
                                                       -----------
       McDERMOTT INTERNATIONAL, INC                    $        --
                                                       ===========

     ARTICLE 30

(c) - OPERATING EXPENSES BY SEGMENT
     Power Generation Systems                          $   677,874
     Marine Construction Services                          459,641
     Government Operations                                 277,701
     Other Operations                                      358,069
     Eliminations                                           (2,464)
                                                       -----------
       McDERMOTT INTERNATIONAL, INC                    $ 1,770,821
                                                       ===========

RULE #40 - OPERATING REVENUES
     Head Office (Parent Company)                      $        --
     Subsidiaries and Affiliates                         1,891,088
     Eliminations/Other                                         --
                                                       -----------
       McDERMOTT INTERNATIONAL, INC                    $ 1,891,088
                                                       ===========

                                                                       Continued


                                                                   Nine-Month
                                                                 Period Ending
                                                                  December 31,
                                                                     1999
                                                                     ----
                                                                  (Unaudited)
                                                                 (In thousands)
     ARTICLE 30 - Continued

RULE #41 - OPERATING EXPENSES
     Head Office (Parent Company)                                 $     5,014
     Subsidiaries and Affiliates                                    1,798,665
                                                                  -----------
         McDERMOTT INTERNATIONAL, INC                             $ 1,803,679
                                                                  ===========

RULE #43 - DIVIDENDS RECEIVED
     Head Office (Parent Company)
       from Subsidiaries and Affiliates                           $    10,800
     Subsidiaries and Affiliates
       from Other Corporations                                          4,206
     Eliminations/Other                                               (10,800)
                                                                  -----------
         McDERMOTT INTERNATIONAL, INC                             $     4,206
                                                                  ===========

RULE #44 - INTEREST INCOME
     Head Office (Parent Company):
       from Subsidiaries and Affiliates                           $       548
       from Other Corporations                                          1,644
     Subsidiaries and Affiliates
       from Other Corporations                                         30,482
     Eliminations                                                        (548)
                                                                  -----------
         McDERMOTT INTERNATIONAL, INC                             $    32,126
                                                                  ===========

RULE #46 - OTHER MISCELLANEOUS REVENUES
     Bad Debt Recoveries                                          $     3,824
     Loss on Curtailment of Employee Benefit Plans                    (37,028)
     Other Items - Net                                                  2,891
                                                                  -----------
         McDERMOTT INTERNATIONAL, INC                             $   (30,313)
                                                                  ===========

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
     Balance at March 31, 1999                                    $    61,393
     Equity Income                                                      8,591
     Dividends Received                                                (4,206)
     Other Changes                                                     (2,172)
                                                                  -----------
     Balance at December 31, 1999                                 $    63,606
                                                                  ===========


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